EXHIBIT 99

Contact:       Judith Wawroski

Treasurer and Principal Financial Officer

International Bancshares Corporation

(956) 722-7611 (Laredo)

FOR IMMEDIATE RELEASE

INTERNATIONAL BANCSHARES CORPORATION

ANNOUNCES CASH DIVIDEND

LAREDO, TX,  February 4, 2022 - International Bancshares Corporation (“IBC”) announced today that on February 3, 2022, IBC’s Board of Directors approved the declaration of a .60 cents per share cash dividend for shareholders of record of Common Stock, $1.00 par value, as of the close of business on February 15, 2022, payable on February 28, 2022. The Company previously modified its discretionary dividend program due to COVID-19 by moving up the payment date, so future dividends, if declared, will likely occur in February and August going forward. “This discretionary cash dividend was made possible because of our Company’s strong financial performance, augmented by the benefits of the 2017 Tax Cut and Jobs Act, and our exceptionally strong capital position,” said Dennis E. Nixon, president and CEO of IBC.

IBC (NASDAQ:IBOC - News) is a multi-bank financial holding company headquartered in Laredo, Texas, with approximately $15.7 billion in total assets and 169 facilities and 260 ATMs serving 76 communities in Texas and Oklahoma.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties detailed in IBC’s filings with the Securities and Exchange Commission.

Copies of IBC’s SEC filings and Annual Report (as an exhibit to the 10-K) may be downloaded from the SEC filings site located at http://www.sec.gov/edgar.shtml or IBC’s website at http://www.ibc.com.